Exhibit 5.1
[JONES DAY LETTERHEAD]
December 20, 2010
Sprint Nextel Corporation
6200 Sprint Parkway
Overland Park, Kansas 66251
     Re:     Registration Statement on Form S-3 Filed by Sprint Nextel Corporation
Ladies and Gentlemen:
     We have acted as counsel for Sprint Nextel Corporation, a Kansas corporation (the “Company”), in connection with the authorization of the issuance and sale from time to time, on a delayed basis, by the Company of: (i) shares of Series 1 common stock, par value $2.00 per share, of the Company (the “Common Stock”); (ii) shares of preferred stock, no par value, of the Company (the “Preferred Stock”), in one or more series, certain of which may be convertible into or exchangeable for Common Stock or issuable upon exercise of a warrant to purchase Preferred Stock; (iii) debt securities of the Company (the “Debt Securities”), in one or more series, certain of which may be convertible into or exchangeable for Common Stock; (iv) depositary shares representing receipts for fractional interests in Preferred Stock as shall be designated by the Company from time to time (the “Depositary Shares”); (v) warrants to purchase Debt Securities, Common Stock, Preferred Stock, or any other security as shall be designated at the time of the offering (the “Warrants”); (vi) purchase contracts to purchase Common Stock, Preferred Stock, Debt Securities, or any other security as shall be designated at the time of the offering, at a future date or dates (the “Purchase Contracts”), which may be issued separately or as part of units consisting of a Purchase Contract and other securities or obligations issued by the Company or third parties securing obligations to purchase or sell the relevant securities under a Purchase Contract; and (vii) units consisting of one or more of the securities described in clauses (i) through (vi) above and which may include debt obligations of third parties (the “Units”), in each case as contemplated by the Company’s Registration Statement on Form S-3 to which this opinion is an exhibit (as the same may be amended from time to time, the “Registration Statement”). The Common Stock, the Preferred Stock, the Debt Securities, the Depositary Shares, the Warrants, the Purchase Contracts, and the Units are collectively referred to herein as the “Securities” and each, a “Security.” The Securities are to be issued from time to time pursuant to Rule 415 under the Securities Act of 1933 (the “Securities Act”). The Debt Securities are to be issued under the Indenture, dated as of November 20, 2006 (as supplemented from time to time, the “Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”).
     In connection with the opinions expressed herein, we have examined such documents, records and matters of law as we have deemed relevant or necessary for purposes of such opinions. Based on the foregoing, and subject to the further limitations, qualifications and assumptions set forth herein, we are of the opinion that:

Spring Nextal Corporation
December 20, 2010

1.	The Debt Securities, upon receipt by the Company of such lawful consideration therefor as the Company’s Board of Directors (the “Board”) (or an authorized committee thereof) may determine, will constitute valid and binding obligations of the Company.

2.	The Depositary Shares, upon receipt by the Company of such lawful consideration therefor as the Board (or an authorized committee thereof) may determine, will be validly issued, and the depositary receipts representing the Depositary Shares will entitle the holders thereof to the rights specified therein and in the deposit agreement pursuant to which they are issued.

3.	The Warrants, upon receipt by the Company of such lawful consideration therefor as the Board (or an authorized committee thereof) may determine, will constitute valid and binding obligations of the Company.

4.	The Purchase Contracts, upon receipt by the Company of such lawful consideration therefor as the Board (or an authorized committee thereof) may determine, will constitute valid and binding obligations of the Company.

5.	The Units, upon receipt by the Company of such lawful consideration therefor as the Board (or an authorized committee thereof) may determine, will constitute valid and binding obligations of the Company.
     In rendering the foregoing opinions, we have assumed that: (i) the Registration Statement, and any amendments thereto, will have become effective (and will remain effective at the time of issuance of any Securities thereunder); (ii) a prospectus supplement describing each class and/or series of Securities offered pursuant to the Registration Statement, to the extent required by applicable law and relevant rules and regulations of the Securities and Exchange Commission (the “Commission”), will be timely filed with the Commission; (iii) the definitive terms of each class and/or series of Securities will have been established in accordance with the authorizing resolutions adopted by the Board (or an authorized committee thereof) and, as applicable, the Company’s amended and restated articles of incorporation and applicable law; (iv) the Company will issue and deliver the Securities in the manner contemplated by the Registration Statement and any Securities that consist of shares of capital stock will have been authorized and reserved for issuance, in each case within the limits of the then remaining authorized but unissued and unreserved amounts of such capital stock; (v) the resolutions authorizing the Company to issue, offer and sell the Securities will have been adopted by the Board (or an authorized committee thereof) and will be in full force and effect at all times at which the Securities are offered or sold by the Company; (vi) all Securities will be issued in compliance with applicable federal and state securities laws; and (vii) any Indenture, Deposit Agreement, Warrant Agreement, Purchase Contract Agreement (each as defined below) or unit agreement will be governed by and construed in accordance with the laws of the State of New York and will constitute a valid and binding obligation of each party thereto other than the Company.

Spring Nextal Corporation
December 20, 2010

     With respect to any Securities consisting of any series of Debt Securities, we have further assumed that: (i) all terms of such Debt Securities not provided for in the Indenture will have been established in accordance with the provisions of the Indenture and reflected in appropriate documentation approved by us and, if applicable, executed and delivered by the Company and the Trustee; and (ii) such Debt Securities will be executed, authenticated, issued and delivered in accordance with the provisions of the Indenture.
     With respect to any Securities consisting of Depositary Shares, we have further assumed that the Depositary Shares will be: (i) issued and delivered after authorization, execution and delivery of the deposit agreement, approved by us, relating to the Depositary Shares to be entered into between the Company and an entity (the “Depositary”) selected by the Company to act as depositary (the “Deposit Agreement”), and (ii) issued after the Company deposits with the Depositary shares of the Preferred Stock to be represented by such Depositary Shares that are authorized, validly issued, fully paid and nonassessable as contemplated by the Registration Statement and the Deposit Agreement.
     With respect to any Securities consisting of Warrants, we have further assumed that (i) the warrant agreement, approved by us, relating to the Warrants (the “Warrant Agreement”) to be entered into between the Company and an entity selected by the Company to act as the warrant agent (the “Warrant Agent”) will have been authorized, executed and delivered by the Company and the Warrant Agent, and (ii) the Warrants will be authorized, executed and delivered by the Company and the Warrant Agent in accordance with the provisions of the Warrant Agreement.
     With respect to any Securities consisting of Purchase Contracts, we have further assumed that (i) the purchase contract agreement, approved by us, relating to the Purchase Contracts (the “Purchase Contract Agreement”) to be entered into between the Company and an entity selected by the Company to act as the purchase contract agent (the “Purchase Contract Agent”) will have been authorized, executed and delivered by the Company and the Purchase Contract Agent and (ii) the Purchase Contracts will be authorized, executed and delivered by the Company and the Purchase Contract Agent in accordance with the provisions of the Purchase Contract Agreement.
     With respect to any Securities consisting of Units, we have further assumed that each component of such Unit will be authorized, validly issued, fully paid and nonassessable (to the extent applicable) and will constitute a valid and binding obligation of the Company or any third party (to the extent applicable) as contemplated by the Registration Statement and the applicable unit agreement, if any.
     We have further assumed that (i) the Company is a corporation existing and in good standing under the laws of the Commonwealth of Kansas, has all requisite power and authority, has obtained all requisite organizational, third party and governmental authorizations, consents and approvals and made all filings and registrations required to enable it to execute, deliver and perform its obligations under the Indenture, the Deposit Agreement, the Warrant Agreement, the Purchase Contract Agreement, the unit agreement and the Securities; (ii) such execution, delivery and performance did not and will not violate or conflict with any law, rule, regulation,

Spring Nextal Corporation
December 20, 2010

order, decree, judgment, instrument or agreement binding upon or applicable to it or its properties; and (iii) the Indenture, the Deposit Agreement, the Warrant Agreement, the Purchase Contract Agreement, the unit agreement and the Securities (a) have been (1) duly authorized by the Company and (2) executed and delivered by the Company under the laws of the Commonwealth of Kansas, (b) do not violate the laws of Commonwealth of Kansas and (c) constitute valid and binding obligations of the Company under the laws of the Commonwealth of Kansas.
     The opinions expressed herein are limited by bankruptcy, insolvency, reorganization, fraudulent transfer and fraudulent conveyance, voidable preference, moratorium or other similar laws and related regulations and judicial doctrines from time to time in effect relating to or affecting creditors’ rights generally, and by general equitable principles and public policy considerations, whether such principles and considerations are considered in a proceeding at law or equity.
     As to facts material to the opinions and assumptions expressed herein, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others. The opinion expressed herein is limited to the laws of the State of New York, as currently in effect, and we express no opinion as to the effect of the laws of any other jurisdiction on the opinions expressed herein.
     We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to Jones Day under the caption “Legal Opinions” in the prospectus constituting a part of such Registration Statement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.
Very truly yours,
/s/ Jones Day